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                                                                      Exhibit 2

                                     BYLAWS
                                       OF
                              ALLMERICA PRIME TRUST

                                    ARTICLE I

             Agreement and Declaration of Trust and Principal Office

1.1 Agreement and Declaration of Trust. These Bylaws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of Allmerica Prime Trust, the Massachusetts business trust established by the Declaration of Trust (the "Trust").

1.2 Principal Office of the Trust. The principal office of the Trust shall be located in Worcester, Massachusetts.

                                   ARTICLE II

                              Meetings of Trustees

2.1 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as the annual meeting of the shareholders, if any.

2.2 Special Meetings. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Board or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

2.3 Notice of Special Meetings. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram or facsimile at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a special meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

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2.4      Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

2.5 Action by Written Consent. Except where otherwise required under the Investment Company Act of 1940, as amended, and under any other State or Federal law or regulation applicable to the Trust, any action required or permitted to be taken at any meeting of the Board of Trustees or any committee thereof may be taken without a meeting if written consent thereto is signed by a majority of the members of the Board of Trustees or committee (as the case may be) and such written consent if filed with the minutes of the proceedings of the Board of Trustees or committee; such consents shall be treated for all purposes as a vote at a meeting.

2.6 Remuneration. The Trustees shall determine the amount of any retainer to be paid to the Trustees annually and the amount of any expense reimbursement or remuneration to be paid to Trustees for attendance at meetings.

                                   ARTICLE III

                                    Officers

3.1 Enumeration; Qualification. The officers of the Trust shall be a Chairman of the Board, a President, a Treasurer, a Controller, a Secretary, and such others officers, if any, as the Trustees from time to time may be in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. Any officer may, but need not, be a Trustee. Any two or more offices may be held by the same person. A Trustee or officer may, but need not, be a shareholder.

3.2 Election. The Chairman of the Board, the President, the Treasurer, the Controller and the Secretary shall be elected annually by the Trustees.

3.3 Tenure. The Chairman of the Board, the President, the Treasurer, the Controller and the Secretary shall hold office until their respective successors are chosen and qualified, in each case until he or she sooner dies, resigns, is removed or becomes disqualified. Each other officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

3.4 Powers. Subject to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate.

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3.5      Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Trust unless the Trustees designate another officer of the Trust as its chief executive officer.

         The chief executive officer shall, subject to the control of the Trustees, direct and manage the affairs of the Trust. The Chairman of the Board shall preside at all meetings of the shareholders and regular or special meetings of the Trustees.

         If the chief executive officer should be absent or unable to discharge the duties of his office, an officer designated by the chief executive officer shall act.

3.6 President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and of the Trustees.

3.7 Treasurer; Controller. The Treasurer shall be the chief financial officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager, or transfer, shareholder servicing or similar agent, be in charge of the valuable papers of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or by the Chairman of the Board.

         The Controller shall be the chief accounting officer of the Trust and shall be in charge of its books of account and accounting records. The Controller shall be responsible for preparation of financial statements of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the Chairman of the Board.

3.8 Secretary. The Secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Secretary from any meeting of the shareholders or Trustees, an Assistant Secretary, or if there be none or if he or she is absent, a temporary Secretary chosen at such meeting shall record the proceedings thereof in the aforesaid books.

3.9 Resignation and Removals. Any Trustee or officer may resign at any time by written instrument signed by him or her and delivered to the Chairman of the Board or the Secretary or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer elected by them with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no Trustee or officer resigning and no officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                   ARTICLE IV

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                                   Committees

4.1 General. The Trustees may elect, by majority vote, two or more Trustees to constitute an Executive Committee, which committee shall have and may exercise when the Trustees are not in session any or all powers of the Trustees in the management of the business and affairs of the Trust to the extent granted by the Trustees and permitted under applicable law.

         The Trustees likewise may appoint from their number other committees from time to time, the number (not less than two) composing such committees, and the functions to be performed by the same to be determined by the majority vote of the Trustees. The term of any member of any committee shall be fixed by the Trustees.

         The Trustees may appoint an advisory board to consist of not more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next meeting of the shareholders and until his or her successor is elected and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified, or until the advisory board is sooner abolished by the Trustees.

4.2 Quorum; Voting. A majority of the members of committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority. Members of a committee may participate in a meeting of such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

                                    ARTICLE V

                                     Reports

5.1 General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers and committees shall render such additional reports as they may deem desirable or as may from time to time required by the Trustees.

                                   ARTICLE VI

                                   Fiscal Year

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6.1      General. Except as from time to time otherwise provided by the
         Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

                                   ARTICLE VII

                                      Seal

7.1      General.  Absent adoption by Trustees, the Trust will not have a seal.

                                  ARTICLE VIII

                               Execution of Papers

8.1 General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, agreements, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed by one or more duly elected officers of the Trust.

                                   ARTICLE IX

                    Issuance of Shares and Share Certificates

9.1 Sale of Shares. Except as otherwise determined by the Trustees, the Trust will issue and sell for cash or securities from time to time, full and fractional shares of its shares of beneficial interest, such shares to be issued and sold at a price of not less than the par value per share, if any, and not less than the net asset value per share as from time to time determined in accordance with the Declaration of Trust and these Bylaws and, in the case of fractional shares, at a proportionate reduction in such price. In the case of shares sold for securities, such securities shall be valued in accordance with the provisions for determining the value of the assets of the Trust as stated in the Declaration of Trust and these Bylaws. The officers of the Trust are severally authorized to take all such actions as may be necessary or desirable to carry out this Section 9.1.

9.2 Share Certificates. In lieu of issuing certificates for shares the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms thereof.

         The Trustees may at any time authorize the issuance of share certificates. In that event, each shareholder shall be entitled to a certificate stating the number of shares of each

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         class owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificates shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent or by a registrar. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall cease to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he were such officer at the time of its issue.

9.3 Loss of Certificates. In the case of the alleged loss, destruction or mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

9.4 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                    ARTICLE X

           Provisions Relating to the Conduct of the Trust's Business

10.1 Certain Definitions. When used herein the following words shall have the following meanings: "Distributor" shall mean any one or more corporations, firms or associations which have distributor's or principal underwriter's contracts in effect with the Trust providing that redeemable shares issued by the Trust shall be offered and sold by such Distributor. "Manager" shall mean any corporation, firm or association which may at the time have an advisory or management contract with the Trust.

10.2 Limitations on Dealings with Officers or Trustees. The Trust will not lend any of its assets to the Distributor or Manager or to any officer or director of the Distributor or Manager or any officer or Trustee of the Trust, and shall not permit any officer or Trustee or any officer or director of the Distributor or Manager to deal for or on behalf of the Trust with himself or herself as principal or agent, or with any partnership, association or corporation in which he or she has a financial interest; provided that the foregoing provisions shall not prevent (a) officers and Trustees of the Trust or officers and directors of the Distributor or Manager from buying, holding or selling shares in the Trust or from being partners, officers or directors of or otherwise financially interested in the Distributor or the Manager; (b) purchases or sales of securities or other property if such transaction is permitted by or is exempt or exempted from the provisions of the Investment Company Act of 1940 or any Rule or Regulation thereunder and if such transaction does not involve any commission or profit to any security dealer who is, or one or more of whose partners, shareholders, officers or directors is, an officer or Trustee of the Trust or an officer or director of the Distributor or Manager; (c) employment of legal counsel, registrar, transfer agent, shareholder servicing agent, dividend disbursing agent or custodian who is, or has a partner, shareholder, officer or director who is, an

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         officer or Trustee of the Trust or an officer or director of the
         Distributor or Manager; (d) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust or an officer or director of the Distributor or Manager is an officer or director or otherwise financially interested.

10.3 Reports to Shareholders. The Trust shall send to each shareholder of record at least semi-annually a statement of the condition of the Trust and of the results of its operations, containing all information required by applicable laws or regulations.

10.4 Determination of Net Asset Value Per Share. Net asset value per share of each class or series of shares of the Trust shall mean: (i) the value of all the assets properly allocable to such class or series;
         (ii) less total liabilities properly allocable to such class or series;
         (iii) divided by the number of shares of such class or series outstanding, in each case at the time of each determination. The net asset value per share of each class or series shall be determined as of the normal close of trading on the New York Stock Exchange on each day on which such Exchange is open or at such other time and on such other days as the Trustees may determine. As of any time other than the normal close of trading on such Exchange, the Trustees may cause the net asset value per share last determined to be determined again in a similar manner or adjusted to reflect changes in market values of securities in the portfolio, such adjustment to be made on the basis of changes in selected security prices determined by the Trustees to be relevant to the portfolio of such series or in averages or in other standard and readily ascertainable market data, and the Trustees may fix the time when such redetermined or adjusted net asset value per share of each series shall become effective.

         In valuing the portfolio investments of any class or series of shares for the determination of the net asset value per share of such class or series, securities for which market quotations are readily available shall be valued at prices which, in the opinion of the Trustees or the person designated by the Trustees to make the determination, most nearly represent the market value of such securities, and other securities and assets shall be valued at their fair value as determined by or pursuant to the direction of the Trustees, which in the case of debt obligations, commercial paper and repurchase agreements may, but need not, be on the basis of yields for securities of comparable maturity, quality and type, or on the basis of amortized cost. Expenses and liabilities of the Trust shall be accrued each day. Liabilities may include such reserves for taxes, estimated accrued expenses and contingencies as the Trustees or their designates may in their sole discretion deem fair and reasonable under the circumstances. No accruals shall be made in respect of taxes on unrealized appreciation of securities owned unless the Trustees shall otherwise determine. Dividends payable by the Trust shall be deducted as at the time of but immediately prior to the determination of net asset value per share on the record date therefor.

                                   ARTICLE XI

                                  Shareholders

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11.1    Shareholders Meetings. A meeting of the shareholders of the Trust or of any one or more series of shares may be called at any time by the Trustees, by the President or, if the Trustees and the President shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, if shareholders of all series are required under the Declaration of Trust to vote in the aggregate and not by individual series at such meeting, or of any series, if shareholders of such series are entitled under the Declaration of Trust to vote by individual series at such meeting, then such shareholders may call such meeting. If the meeting is a meeting of the shareholders of one or more series of shares, but not a meeting of all shareholders, shareholders of such one or more series shall be entitled to notice of and to vote at the meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

11.2 Access to Shareholder List. Shareholders of record may apply to the Trustees for assistance in communicating with other shareholders for the purpose of calling a meeting in order to vote upon the question of removal of a Trustee. When ten or more shareholders of record who have been such for at least six months preceding the date of application and who hold in the aggregate shares having a net asset value of at least $25,000 so apply, the Trustees shall within five business days either:

        (i) afford to such applicants access to a list of names and addresses of all shareholders as recorded on the books of the Trust; or

        (ii) inform such applicants of the approximate number of shareholders of record and the approximate cost of mailing material to them, and, within a reasonable time thereafter, mail, at the applicants' expense, materials submitted by the applicants, to all such shareholders of record. The Trustees shall not be obligated to mail materials which they believe to be misleading or in violation of applicable law.

11.3 Record Dates. For the purpose of determining the shareholders of any class or series of shares of the Trust who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a time, which shall be not more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or of any other distribution, as the record date for determining the shareholders of such class or series having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any such purposes close the register or transfer books for all or part of such period.

11.4 Proxies. The placing of a shareholder's name on a proxy pursuant to telephone or electronically transmitted instructions obtained pursuant to procedures reasonably

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         designedto verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

                                   ARTICLE XII

                    Preferences, Rights and Privileges of the
                            Trust's Classes of Shares

12.1 General. Each class of shares of the Trust or of a particular series of the Trust, as the case may be, will represent interests in the same portfolio of investments of the Trust (or that series) and be identical in all respects, except as set forth below: (a) each class of shares shall be charged with the expense of any Distribution Plan adopted by the Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940 with respect to such class of shares; (b) each class of shares will be charged with any incremental shareholder servicing expense attributable solely to such class, as determined by the Trustees; (c) each class of shares shall be charged with any other expenses properly allocated to such class, as determined by the Trustees and approved by the Securities and Exchange Commission; (d) each class of shares shall vote as a separate class on matters which pertain to any Rule 12b-1 Distribution Plan pertaining to such class of shares; (e) each class of shares will have only such exchange privileges as may from time to time be described in the Trust's prospectus with respect to such class; (f) each class of shares shall bear such designation as may be approved from time to time by the Trustees; and (g) reinvestments of distributions from the Trust paid with respect to the shares of a particular class will be paid in additional shares of such class.

                                  ARTICLE XIII

                            Amendments to the Bylaws

13.1 General. These Bylaws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.

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